                                FIRST LEASE AMENDMENT

        This First Lease Amendment, dated February ______, 1996 by and between
            ATRIUM AT CLEARWATER, LIMITED, a Florida limited partnership,
                                       LANDLORD
                                         AND
                           DIGITAL LIGHTWAVE, INCORPORATED
                                       (Tenant)

                                     WITNESSETH:

    WHEREAS, ATRIUM AT CLEARWATER, LIMITED, Landlord, and DIGITAL LIGHTWAVE, INC., Tenant, did make and execute a Lease Agreement dated October 7, 1994 for space designated as Suite 500, comprising approximately 7,796 square feet (the "Premises") located within the project known as THE SUN BANK BUILDING, CLEARWATER SQUARE or THE ATRIUM AT SUN BANK BUILDING located on the real property described in Exhibit "A" attached hereto with an address of 601 Cleveland Street, Clearwater, Florida (the "Property"); and

    WHEREAS, the parties hereto desire to further alter and modify said Lease the manner hereinafter set forth;

    NOW THEREFORE, in consideration of the mutual and reciprocal promises herein contained, Tenant and Landlord hereby agree that said Lease shall hereby be amended and modified as follows:

    1. EXPANSION OF PREMISES. Tenant hereby agrees to expand the size of its Existing Premises containing 7,796 rentable square feet of area on the 5th floor, as set forth in the Lease (hereinafter referred to as the "Existing Premises") by adding to the Existing Premises an area comprised of 8,028 rentable square feet of area also located on the 5th floor (hereinafter referred to as the "Expansion Premises").

The Existing Premises and the Expansion Premises are hereinafter collectively referred to as the Expanded Premises and any reference to the Premises as may be set forth in the Lease shall hereinafter be meant to refer to the Expanded Premises as referred to and defined herein. Thus, any reference after this date to the Premises or the Expanded Premises shall be deemed to refer to the area on the 5th Floor consisting of 15,824 rentable square feet as depicted on the attached Exhibit "B". Exhibit "B" sets forth the dimensions, locations and configurations (existing and proposed) of both the Existing and Expansion Premises which together are referred to as the Expanded Premises. The Expanded Premises are intended to include the total rentable office area on the 5th floor of the Building including the 5th Floor elevator lobby area, within which lobby area tenant shall be allowed to locate a reception or other working areas provided that Tenant at all times shall comply with all governmental codes and regulations (including fire and building regulations) regarding the use of such lobby space and provided Tenant shall bear and assume all risks regarding security or loss of property in this lobby area which Tenant acknowledges cannot be locked off from the rest of the Building or from the remaining Premises of Tenant since the lobby area is part of the Common Area of the Building. Tenant shall include the 5th floor lobby in its insurance policy regarding liability and property coverages as required in the Lease.

Notwithstanding the above, Tenant at its expense may implement an elevator system or install added elevator equipment and/or one-way locks on the fire stairways provided such comply with local fire, building and other regulations so the Tenant can "lock off" access to the 5th floor after Normal Business Hours, provided such equipment does not unreasonably interfere with the Landlord's or any other tenant's use of and/or operations within the Building and does not violate any local governmental codes or regulations.

    2. LEASE TERM. Landlord and Tenant agree that the lease term for the Expanded Premises shall commence May 1, 1996, and expire January 31, 1998 and that the latter date (January 31, 1998) shall hereinafter be referred to as the Termination Date of the Lease. Landlord will use its best efforts to cause construction of the tenant finish work for the Expanded Premises to be completed on or before April 1, 1996, but no later than the 90th day after this First Lease Amendment has been mutually signed by Landlord and Tenant and the attached plans and specifications are approved. Construction of the Expanded Premises shall be deemed substantially completed at such time as such improvements as set forth in Exhibit "C" are sufficiently complete so as to allow Tenant to occupy and use the Premises for general office purposes; provided however, that if a building or construction permit is or will be obtained by Landlord from the CITY OF CLEARWATER in order to do any portion of the construction set forth in Exhibit "C", then Landlord shall also obtain a certificate of occupancy for the Premises from the City of Clearwater, Florida for such areas. Landlord, its employees, agents and contractors shall be allowed to enter upon the Premises at any and all reasonable time following the Commencement Date as is necessary to complete any unfinished details, and such entry shall not constitute an actual or constructive eviction of Tenant, in whole or part, nor shall it entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of its obligations under the Lease, provided such completion of any unfinished details shall not prevent tenant from using the Premises for general office purposes.

    Until Landlord has notified Tenant of Landlord's completion, Tenant shall not attempt to enter the Premises or have any of its employees, agents, or subcontractors enter the Premises if such access will hinder, impede, or slow down Landlord's attempts to complete Landlord's improvements.

    No permit shall be required for the renovations or construction work in the Existing Premises as set forth on Exhibit "C".

    3. SCOPE OF WORK. The scope of work to be required of Landlord to install and complete in the Expanded Premises is set forth in the attached Exhibit "C". Any other work shall be performed and paid for by Tenant, but only after Tenant shall have obtained the prior written approval of Landlord.

Landlord shall complete construction of the Expansion Area and make certain changes to the Existing Premises according to the plans and specifications (attached as Exhibit C) all of which work shall be done at Landlord's sole expense. Any changes or additions to these plans and any delays caused by such changes initiated by Tenant shall be paid for by Tenant.

    4. RENT. The Rent for the Expanded Premises with 15,824 rentable square feet shall be $16.80 per rentable square foot, plus all applicable state and local sales taxes, commencing as of the Commencement Date for the Expanded Premises and continuing through October 31, 1996, after which time the Rent will escalate by five (5%) percent. The Rent is summarized in the chart below. In addition to the above rent Tenant will also pay a $2.00 per square foot reimbursement to Landlord for certain tenant finish work which is above building standard which amount shall not increase as other portions of Base Rent as provided herein.

Accordingly, as of the Commencement Date for the Expanded Premises (estimated to be May 1, 1996), the rent for the Existing Premises shall increase from the prior rental rates to $16.80 per square foot per year which, together with the Rent for the Expansion Premises, shall be payable initially at $22,153.60 per month all of which except the $2.00 per square foot construction cost reimbursement shall increase by 5% as of November 1, 1996.

           DIGITAL LIGHTWAVE, INC. RENTAL CALCULATIONS - EXPANDED PREMISES

                         TENANT'S            BASE RENTAL    BASE RENTAL
DATES                    SF        RATE PSF  ANNUALLY       MONTHLY

05/01/96 - 10/31/96      15,824    16.80     265,843.20     22,153.60
11/01/96 - 01/31/98      15,824    17.64     279,135.36     23,261.28


This rent shall be deemed on a gross basis and Tenant shall not make any separate reimbursement to Landlord for operating expenses, except that Tenant shall pay for overtime use of air conditioning services requested for the Expanded Premises based on a charge of $30.00 per hour for hourly periods after Normal Business Hours (referred to as "Overtime Usage") as set forth in the Lease. At any time following the execution of this First Lease Amendment by both parties, Landlord may install in the Premises, at Landlord's cost and expense, a timer to enable Tenant to control the heating, ventilation and cooling of the Premises after Normal Business Hours subject to the charges for Overtime Usage as set forth above.

The above rent is not intended to INCLUDE a $2.00 per square foot reimbursement to Landlord for certain tenant finish work which is above building standard which will not escalate at five percent (5%) which $2.00 per square foot reimbursement shall be paid by Tenant on a monthly basis in addition to the rent commencing at $16.80 per square foot as set forth above.

5.   LIMITED EXPENSE REIMBURSEMENT.
     a. This paragraph 5. a. shall only be applicable to the Expansion Premises with 8,028 sf. To the extent that insurance costs increase by more than 5% per annum over the amount for such items taken individually for the calendar year 1995, Tenant shall pay its Prorata Share for Expansion Premises only with 8,028 sf. (deemed to be 6.0%) of any such increases (over and above a 5% per annum increase) which payment shall be due as of February 15, 1997 for the preceding lease year and each succeeding February 15th thereafter for the preceding calendar year's reimbursement and prorated for any partial year.

     b. Tenant shall not be responsible for payment or reimbursement to Landlord for any portion of the Operating Expenses of the Building or the Premises during the initial term of this lease except that Tenant shall pay for overtime use of air conditioning services requested for any portion of the Expanded Premises based on a charge of $30.00 per hour for hourly periods after Normal Business Hours (referred to as "Overtime Usage") as set forth in the Lease and except for the Limited Reimbursement as set forth in the 5.a. for the Expansion Premises. At any time following the execution of this First Lease Amendment by both parties, Landlord may install in the Premises, at Landlord's cost and expense, a timer to enable Tenant to control the heating, ventilation and cooling within the Expanded Premises after Normal Business Hours subject to the charges for Overtime Usage as set forth in the Lease. It is understood that this Lease is intended to be a Gross Lease and that Tenant's sole rental obligation shall be to pay the Base Rent, upgraded construction cost reimbursement (of $2.00 psf), Limited Expense Reimbursement per paragraph 5.a. and overtime electric use. It is also understood that all of the utilities consumed within the Premises and the Building during Normal Business Hours shall be paid for by Landlord including the cost of electric consumption, air conditioning, water, janitorial and other customary office services. If Tenant requires the use of services not customarily provided in a full service office building, Landlord reserves the right to make reasonable additional charges for such unusual additional services.

6. RULES AND REGULATIONS. The attached Rules and Regulations shall replace those Rules and Regulations attached to the original Lease and such new Rules & Regulations shall be applicable to the full Expanded Premises as of the date of this First Lease Amendment.

7. COMPUTER ROOM AIR CONDITIONER. Tenant shall have the right to install a small air conditioning unit in the ceiling above the computer room within Tenant's Expanded Premises, provided Tenant shall be responsible for the installation and use associated with this air conditioning unit and provided that Tenant understands that there may not be any fresh air make-up for this unit and provided further that Tenant shall bear the cost of installing and operating (including electric consumption) such added air conditioning unit including, but not limited to, a separate electric meter for such unit if elected by Landlord or a mutually approved fixed estimate of such added electric consumption costs. Agreement to the means of measuring such electric consumption shall be a condition precedent to Tenant's right to install such additional air conditioning equipment.

8. GRAPHICS. Landlord hereby grants its permission to Tenant to install tenant signage within the elevator lobby common area. All such letters and numerals shall be approved by Landlord for the Building, and no other sign, graphics or other displays which are visible outside the Premises shall be permitted without Landlord's prior written consent which consent shall not be unreasonably withheld. Tenant intends to create special signage at the elevator lobby which Landlord will approve provided Tenant pays for its installation, removal and repair of the wall areas around such signage areas. A directory in the lobby designed and maintained by the Landlord shall contain the name of all tenants within the Building.

9. PARKING. Tenant shall have no rights to use any portion of the Parking Garage unless set forth herein.

     a. Neither Tenant nor any of its invitees shall have any right to access the Parking Garage except as specifically provided for herein. As referred to herein, the Landlord's portion of the Parking Garage as of this date is limited to the third and fourth floors of the Parking Garage. The Landlord as of this date has an option to purchase the first and second floors of the Parking Garage which is presently owned by The City of Clearwater which would then give the Landlord control of one hundred percent (100%) of the Parking Garage; however, this one hundred percent (100%) control shall not be construed to grant Tenant or other parties any greater rights to use any portion of the Parking Garage. Prior to Landlord's purchase of the City's portion of the Garage, Landlord has the right to lease parking various parking spaces in the garage at the rate of $27.50 per space, per month.


     b. The designated parking spaces granted to Tenant, if any, as provided for herein shall be initially located on the third and fourth floors of the Parking Garage or the spaces on the first or second floors if Tenant subleases any of the City's parking areas from Landlord who may lease such spaces from the City; however, after Landlord exercises its option to purchase the first and second floors of the Parking Garage, Landlord may relocate the designated parking spaces at Landlord's sole discretion anywhere within the garage.

          For the period of time prior to the Landlord exercising its option to purchase the first and second floors of the Parking Garage, the City of Clearwater will continue to own the first and second floors and offer these spaces to the general public, including Landlord and other tenants in the Building. During said time, Tenant and its invitees shall have the "non-exclusive" right to use the City of Clearwater's portion of the Parking Garage (the first and second floors) at parking rates established by the City of Clearwater from time to time SUBJECT TO any other party or parties utilizing the City of Clearwater's portion of the Parking Garage on a priority basis prior to the time Tenant or its invitees may elect to use such parking facilities. However, the use of the City of Clearwater's portion of the Parking Garage (at charges set by the City of Clearwater) may be removed at anytime regardless of the monthly charges for each space and cannot be relied upon by Tenant or its invitees as a source of available parking spaces.

     c. During the Lease Term, Tenant with regard to its undertaking to lease the Original Premises, shall continue to have the right to use TWENTY (20) parking spaces which shall be designated as "uncovered garage" parking spaces ("Rooftop"), all of which shall be located in Landlord's portion of the Parking Garage at a cost of -0- per month for each "uncovered garage" (rooftop) parking space. These 20 uncovered free parking spaces shall be granted in addition to the existing spaces (10 free covered, 10 free uncovered and 5 additional covered spaces at $30.00 per month) as granted in the original Lease dated October 7, 1994 for a total of 45 parking spaces. With regard to Tenant's lease of the Expansion Premises, Tenant shall have the right to sublease some added parking spaces that Landlord will attempt to lease from the City at the current rate of $27.50 per month escalating at 5% per annum as of December 31, 1996 up to a total of forty-eight (48) spaces for the Expansion Premises. Note that the same forty-eight (48) spaces are being offered at $35.00 per month by the City and the $27.50 per month rate is a discounted rate only available to Landlord. Landlord will not warrant that the City will honor its lease obligations to Landlord; however, Landlord will use its best efforts to obtain these forty-eight (48) leased spaces from the City and if successful in this effort, then Landlord will sublease these forty-eight(48) spaces to Tenant as long as the City honors its agreement with Landlord. The parking charges for "covered" and "uncovered" parking spaces as provided above shall be due each month as stated herein with Tenant's monthly installments of Base Rent and shall be subject to all terms, provisions, conditions and covenants of this Lease pertaining to defaults in the payments of Rent.

          It is also acknowledged between Landlord and Tenant that Tenant may lease on a month to month basis additional parking spaces from Landlord and/or from the City of Clearwater at a monthly cost which shall be established from time to time by either such party provided that such month to month parking may be terminated by Landlord or the City upon thirty (30) days prior notice. If the City contracts for a longer period such longer commitment may be terminated by Landlord in the event Landlord exercises its option to acquire the balance of the parking garage owned by the City as of this date and as referred to above.

     d. Access to such parking spaces shall be through the driveways and walkways located in the Parking Garage and/or on the Property which shall be used by Tenant on a non-exclusive basis with Landlord and other tenants of the Building or other authorized users of the Parking Garage, including the general public who might have access to the Parking Garage while the City of Clearwater owns a portion of said Parking Garage. Provided the total number of parking spaces is not reduced, and the number of "covered" or "uncovered" is not changed. Landlord shall have the right, in Landlord's sole and reasonable discretion, to establish rules and regulations for use of the driveways, walkways, parking spaces and areas and to designate the right for the exclusive use of particular parking spaces to other tenants in the Building. Landlord reserves the right to reassign, change or relocate any designated parking spaces within the Property or the Parking Garage. Landlord shall also have the right to establish or modify the methods used to control traffic and parking on the Property and the Parking Garage, including, without limitation, the installation of traffic control devices, Parking Garage gate entrance controls, or the hiring of parking attendants. LANDLORD RESERVES THE RIGHT TO ENFORCE THE RESTRICTIONS OR DESIGNATIONS SET FORTH HEREIN BY TOWING VIOLATORS OR OTHER ENFORCEMENT ACTIONS AS LANDLORD DEEMS NECESSARY.

     e. No commercial or recreational vehicles shall be parked in the parking areas on the Property except those vehicles parked on a temporary basis while delivering, repairing or servicing the Building and/or its tenants. In order to allow Landlord to enforce these provisions including, but not limited to, provisions relating to designated parking spaces, EACH EMPLOYEE OF TENANT WHO EXPECTS TO PARK IN AN ASSIGNED PARKING SPACE SHALL FIRST PROVIDE LANDLORD WITH THE NAME, VEHICLE MAKE AND LICENSE NUMBER OF SUCH PERSON AND ONLY THOSE PERSONS SO PRE-REGISTERED WITH LANDLORD SHALL BE PERMITTED TO PARK IN THE PARKING SPACES SPECIFICALLY DESIGNATED AND ASSIGNED TO TENANT AS PROVIDED HEREIN. TENANT SHALL PROVIDE LANDLORD WITH THE NAME, VEHICLE IDENTIFICATION AND LICENSE PLATE NUMBER FOR EACH ASSIGNED PARKING SPACE AND ONLY PARTIES WHO ARE EMPLOYEES WORKING WITHIN THE PREMISES SHALL BE ENTITLED TO ASSIGNED PARKING SPACES. Landlord may designate the specific names of Tenant's employees or users of any "covered" and/or "uncovered" parking spaces ("Rooftop") and if any such employee or designee does not park in such space and parks somewhere else in the Parking Garage or elsewhere on the property of Landlord, Landlord may tow such automobile of any employee or party violating these restriction whether or not the Tenant (or the employee) is financially complying with its parking charge payments to Landlord.

LANDLORD SHALL NOT BE LIABLE FOR ANY DAMAGE TO OR ANY THEFT OF ANY VEHICLE, OR ANY CONTENTS THEREFROM, WHILE IN OR ABOUT THE PARKING AREAS LOCATED ON OR ABOUT THE PROPERTY OR THE PARKING GARAGE AREA.

     f. No permanent or part time employee, invitee, agent, or subcontractor of Tenant shall be permitted to park in any parking space designated as "Visitor" or in any space designated (by letter identification on such parking space) for use by another tenant ("Other Tenant") as such Other Tenant spaces may be designated from time to time by Landlord. The Visitor Parking Spaces or other tenant spaces as designated from time to time by Landlord shall not be occupied by any person who conducts part-time or full-time work on or about Tenant's Premises. Landlord reserves the right to enforce the restrictions or designations set forth herein by towing violators or other enforcement actions as Landlord deems necessary.

     g. Landlord shall have the right, after reasonable notice to Tenant and in Landlord's sole and reasonable discretion, to change the location of any designated or undesignated parking spaces whether for visitors, other tenants, handicapped or otherwise without change to the number or allocation of covered and uncovered parking spaces.

     h. Tenant agrees that it will be solely responsible for collecting the parking charges from its employees and remitting the monthly payments for base rent and parking charges to Landlord in one single payment. Tenant in its sole discretion may provide Landlord with a notice in writing of any non-paying employee which notice may be relied upon by Landlord in enforcing the parking provisions herein including termination of parking rights for such default unless Tenant elects to maintain payment of all parking charges and Tenant reassigns such defaulted space.

     i. Notwithstanding anything to the contrary set forth elsewhere in this Lease, any default in the payment of monthly parking charges as set forth herein shall constitute a monetary default under this Lease provided Landlord shall also have the right to unilaterally discontinue parking privileges for any space for which parking charges are not paid current within sixty (60) days. If parking rights are so discontinued by Landlord for such non-payment, Landlord may enforce such discontinuance by towing, tagging, or any other measures necessary to remove such non-paying employee from the Property or the Parking Garage. Any such non-paying employee also shall be prohibited from parking on any ground level parking area and be restricted to the uncovered portions of the garage parking areas as may be designated from time to time by Landlord with Landlord similarly having towing rights for any violation hereof.

10. OPTION TO EXTEND TERM. The Landlord hereby grants to the Tenant the right to renew this Lease for ONE (1) additional period(s) of THREE (3) years (each), which right shall be conditional upon the Tenant's satisfying all the following conditions:

     a) The option(s) for renewal must be exercised with written notice of that intention delivered to Landlord not less than 180 days to the expiration of the initial lease term (January 31, 1998) or the expiration of any preceding option period, if more than one option period is granted herein. If written notice is not received by Landlord within the foregoing time period, the option to extend shall be considered null and void.

     b) The option(s) to renew granted herein is only exercisable in the event that the Tenant is not in default of the Lease or in the performance of any of the terms and conditions of this Lease at the time of exercise or the option and at the commencement date of the option term.

     c) If the option to renew is exercised, all of the conditions in the Lease shall remain the same, with the following exception:

          (i) The Base Rent shall be $18.52 per square foot ($293,060.48 per year) for the first year of the Option Period and then increased by five percent (5%) for each year thereafter over the monthly Base Rental payable for the preceding one year period.

          (ii) With regard to the Expansion Premises of 8,028 square feet (6% of the total Building area) Tenant shall continue to be obligated to reimburse Landlord for certain operating expense increases which shall be in addition to Base Rent as provided in paragraph 5(a) above except that increases in real estate taxes shall be deemed to be included in paragraph 5(a) expenses during the option period only.

          (iii) IN THE EVENT TENANT DOES EXERCISE ITS RIGHT TO EXTEND ITS LEASE, TENANT SHALL BE ENTITLED TO A CREDIT IN THE RENTAL OBLIGATION FOR BOTH THE ORIGINAL AREA AND EXPANSION AREA (THE EXPANDED PREMISES) IN THE AMOUNT OF $1.17 PER SQUARE FOOT PER YEAR. THIS CREDIT REPRESENTS A RETURN OF ABOUT $2.00 PER SQUARE FOOT PER YEAR IN RENT WHICH TENANT WILL HAVE PAID BETWEEN MAY 1, 1996 AND JANUARY 31, 1998 AS A REIMBURSEMENT TO LANDLORD FOR UPGRADED TENANT FINISH COSTS PAID FOR BY LANDLORD AS PROVIDED HEREIN. THIS REIMBURSEMENT FOR TENANT FINISH COSTS IS SET FORTH SEPARATELY IN THE RENT AFTER MAY 1, 1996 AND IS NOT PART OF THE BASE RENT OF $16.80 PER SQUARE FOOT (PLUS ESCALATIONS) AS STATED HEREIN.

11. RIGHT OF FIRST OFFER. During the initial first (1) year of the date this First Lease Amendment is mutually signed, Landlord shall grant Tenant a Right of First Offer (the "Offer Right") to any vacant area on the 9TH OR 6TH floor, of the Premises (the "Offered Premises"), as both are set forth on Exhibit "E" attached hereto, pursuant to the following terms and conditions:

     a. Upon Landlord commencement of bona fide negotiations with a prospective tenant (the "Prospective Tenant") for all or any portion of the Offered Premises, Landlord shall notify Tenant in writing ("Offer Notice") of Landlord's intent to lease any portion of such Offered Premises, and Tenant shall have ten (10) days from receipt of the Offer Notice to exercise its Offer Right by delivery of written notice to Landlord of its commitment to lease such Offered Premises per the terms and conditions as set forth in the Offer Notice.

     b. Tenant shall only exercise its Offer Right if it intends to fully occupy, lease and use all of the Offered Premises for the conduct of its business.

     c. Tenant's failure to notify Landlord of its commitment to lease any portion of such Offered Premises and so exercise its Offer Right for such portion of the Offered Premises shall render such Offer Right null and void, and of no further force and effect for this particular portion of the Offered Premise provided such Prospective Tenant finalizes a lease on the Offered Premises within six (6) months of delivery of the Offer Notice to Tenant on substantially similar terms to those set for in the Offer Notice for such Offered Premises.

     d.   Omitted.

     e. If the Offer Notice includes a proposed lease term which extends beyond the Lease Term as set forth herein, the Tenant shall be obligated to
extend the Lease Term for the      Premises defined herein to a date which is
the same termination date as defined in the Offer Notice, but no less than three (3) years after the Offer Notice date, and this extension of the Lease Term herein shall be a condition precedent to Tenant's right to lease the Offered Premises as referred to herein. Furthermore, if one or more of the ONE THREE (3) year renewal periods (as granted in paragraph 10 above) shall be unexercised as of the date of this Offer Right is exercised, then any unexercised Option(s) to extend shall be deferred until the end of the lease term as extended according to the requirements of this paragraph 11.

12. CONSTRUCTION COST REIMBURSEMENT BY TENANT. Landlord and Tenant agree that Tenant shall pay Landlord $14,616 within 30 days of the mutual execution of this First Lease Amendment which amount shall constitute a portion of certain construction costs which are over and above the Landlord's standard building allowance. This amount shall be in addition to the $2.00 per square foot construction cost reimbursement owed by Tenant to Landlord as provided herein so that Tenant is paying for a portion of the construction costs which will be incurred by Landlord in accommodating Tenant's requests for various upgraded tenant finish construction that is to be performed by Landlord exclusively within and for the benefit of Tenant during the Lease term. All of the tenant finish work (upgraded and otherwise) shall remain the property of the Landlord at the termination of the Lease or any extension period (if exercised) regardless of any Tenant construction cost reimbursement as provided in this First Lease Amendment.

13. Notwithstanding anything to the contrary in the original lease or any amendment or modification thereto, Tenant agrees that it will not remodel, alter, change, remove, destroy or make any additions to any of the improvements to the Premises without first obtaining the written consent and authorization from Landlord which may be withheld in Landlord's sole discretion. However, Landlord's consent shall not be unreasonably withheld if:

     (i) Tenant has such work performed by contractors approved by Landlord or by Landlord itself;

     (ii) Tenant pays Landlord for 100% of the cost of such work before any work is commenced (Landlord will be in control of accepting the work as well as determining the compatibility with other operating systems of the Building);

     (iii) Tenant shall pay to Landlord an amount equal to Landlord's estimate to replace, reinstall, repair or return the Premises to their current condition at the termination of Tenant's Lease, and

     (iv) Landlord shall not be obligated to pay costs of such improvements even if work is approved as required herein unless Landlord received lien releases for such payments.


14.  MISCELLANEOUS.
     a. Tenant is currently in possession of and is presently conducting business at the Premises referred to in this Lease. There are no actions, either voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States.

     b. Tenant is not entitled to any credit, offset or reduction in rent for any reason whatsoever and Tenant has no defenses to the enforcement of the Lease by Landlord. There exist no claims or potential claims by Tenant against Landlord. If other than a living person, Tenant is existing and in good standing in the jurisdiction of its formation, is qualified to do business in Florida, and Tenant and the individual signing below has the full power and authority to execute this First Lease Amendment.

     c. All terms in the First Lease Amendment shall have the same meaning ascribed to them in the Lease, except as expressly provided to the contrary in this First Lease Amendment. In the event of a conflict between the terms and conditions of the Lease and terms and conditions of the First Lease Amendment, this First Lease Amendment shall govern and supersede.

     d. Except as specifically and expressly modified herein, the Lease is ratified and confirmed in all respects and shall remain binding on and inure to the benefit of the parties hereto, and their successors and assigns.

All other terms of the Lease as amended to this date shall remain in full force and effect except as provided to the contrary as set forth herein.

     IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed as of the date first above written by their respective officers or parties thereunto duly authorized.


WITNESSES:                         LANDLORD:
                                   ATRIUM AT CLEARWATER, LIMITED,
                                   a Florida limited partnership

_________________________          BY: ________________________________
                                        Walter J. Mackey, Jr.,  President
_________________________               Atrium at Clearwater, Incorporated,
                                        General Partner

                                   Date Signed: ______________

WITNESSES:                         TENANT:
                                   DIGITAL LIGHTWAVE, INC.


/s/                                BY: /s/
- -----------------------------         ---------------------------

/s/                                TITLE:
- -----------------------------            ------------------------



                                   Date Signed:
                                               ------------------


Exhibit A - Legal Description of Property
Exhibit B - 5th Floor Premises (including Original Premises and
            Expanded Premises)
Exhibit B-1 - Existing Premises and Proposed Expansion Area
Exhibit C - Plans of Areas to be Modified
Exhibit C-1 - Plan of Existing Areas to be Modified
Exhibit C-2 - Plan of Existing Areas to be Modified
Exhibit C-3 - Specifications for Modification
Exhibit D - New Rules and Regulations
Exhibit E - Offered Premises (6th Floor)